UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
March 21, 2012

SL GREEN REALTY CORP.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND
(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue	10170
New York, New York	(ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(212) 594-2700
(REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.          Other Events

SL Green Realty Corp. (the “Company”) and SL Green Operating Partnership, L.P., the Company’s operating partnership, have previously entered into At-the-Market Equity Offering Sales Agreements with each of Citigroup Global Markets Inc. and J.P. Morgan Securities LLC to sell shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, having aggregate sales proceeds of $250,000,000, from time to time, through an “at the market” equity offering program under which Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as sales agents. The Shares are being issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-163914). The Company filed a prospectus supplement (the “Prospectus Supplement”), dated July 27, 2011, with the Securities and Exchange Commission in connection with the offer and sale of the Shares.  The sole purpose of this Current Report is to incorporate by reference into the Prospectus Supplement an updated opinion of Ballard Spahr LLP relating to the validity of the Shares, which is attached hereto as Exhibit 5.1.

Item 9.01.           Financial Statements and Exhibits

(d)           Exhibits

5.1	Opinion of Ballard Spahr LLP.
23.1	Consent of Ballard Spahr LLP (included as part of Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SL GREEN REALTY CORP.

/S/ James Mead
James Mead Chief Financial Officer

Date: March 21, 2012